CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement of Caneum, Inc. on S-8 (SEC File No. 333-135124) of our report dated April 9, 2008, appearing in the Annual Report on Form 10-K of Caneum, Inc. for the year ended December 31, 2007.


/s/ Levit Zacks

San Diego, California
June 23, 2008